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SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.             )

Filed by the Registrant /x/
Filed by a Party other than the Registrant / /
Check the appropriate box:
/ /	Preliminary Proxy Statement
/ /	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/x/	Definitive Proxy Statement
/ /	Definitive Additional Materials
/ /	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
GLOBAL TELEPHONE COMMUNICATION, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
/x/	No fee required.
/ /	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
/ /	Fee paid previously with preliminary materials:
/ /	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

OF

GLOBAL TELEPHONE COMMUNICATION, INC.

TO:  Shareholders of Global Telephone Communication, Inc.

    You are hereby notified pursuant to Article II, Section 2.2 of the Corporation's By-laws, that a Special Meeting of the Shareholders of Global Telephone Communication, Inc. (the "Company") will be held at 8th floor, 1285 West Broadway Vancouver, BC, V6H 3X8, on      December 14, 2001 at 3:00 p.m. Pacific Standard Time, for the purpose of considering and voting upon the following matters:

  1.
  To undertake a reverse stock split of the Company's common stock of one (1) new share for each ten (10) old shares.

  2.
  To acquire a total of four (4) subsidiary corporations of Hartcourt Companies, Inc. referred to as the "Sinobull Group" via a share exchange which will result in Hartcourt and the minority shareholders of the Sinobull Group owning 76.32% of the issued and outstanding shares of the Company.

    These matters are more fully described in the enclosed proxy statement.

    Only those shareholders of record at the close of business on November 12, 2001 shall be entitled to vote at said meeting.

    There are 30,961,378 issued and outstanding shares of common stock eligible to vote at this Special Meeting of Shareholders. Enclosed please find a proxy statement and proxy card for your information.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" PROPOSAL NOS. 1 AND 2.

BY ORDER OF THE BOARD OF DIRECTORS

DATED: November 13, 2001	BY:
THOMAS J. KENNEDY Secretary

1

PROXY STATEMENT

GLOBAL TELEPHONE COMMUNICATION, INC.

SPECIAL MEETING OF STOCKHOLDERS TO BE HELD DECEMBER 14, 2001

SOLICITATION

    This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of GLOBAL TELEPHONE COMMUNICATION, INC. ("GTCI" or the "Company") for use at the Special Meeting of Stockholders to be held on December14, 2001(the "Special Meeting"), for the purpose set forth in the accompanying Notice of Meeting.

    Management intends to mail this proxy statement and the accompanying form of proxy to stockholders on or about November 19, 2001.

    Proxies in the accompanying form, duly executed and returned to the management of the Company and not revoked, will be voted at the Special Meeting.

    The address, telephone number and facsimile number of the principal executive offices of the Company are:

8th floor, 1285 West Broadway
Vancouver, BC, V6H 3X8
Phone: 604-602-6601
Fax:604-685-1553

REVOCABILITY

    Any proxy given pursuant to such solicitation may be revoked by the stockholder at any time prior to the voting of the proxy by a subsequently dated proxy, by written notification to the Secretary of the Company or by personally withdrawing the proxy at the Special Meeting and voting in person.

OUTSTANDING STOCK AND VOTING RIGHTS

    Only stockholders of record at the close of business on November 12, 2001 (the "Record Date") are entitled to notice of and to vote at the Special Meeting. As of the Record Date, there were 30,961,378 shares issued and outstanding of the Company's common stock, $.001 par value per share (the "Common Stock"), the Company's only class of voting securities entitled to vote at the Special Meeting. Each share entitles the holder to one vote on each matter submitted to a vote at the Special Meeting.

VOTING PROCEDURES

    Stockholders may vote their shares by completing the enclosed proxy card. Please fill in, date and sign the proxy card and return it in the postage-paid envelope provided.

    Stockholders may vote their shares by completing the enclosed proxy card. Please fill in, date and sign the proxy card and return it in the postage-paid envelope provided.

    A quorum is present if, as of the Record Date, at least a majority of the outstanding shares of common stock are present in person or by proxy at the Special Meeting. All matters at the meeting will be decided by the affirmative vote of the holders of a majority of the shares of common stock cast with respect thereto, provided a quorum exists.

    Votes will be counted and certified by one or more Inspectors of Election who are expected to be employees of the Company. Shares represented by executed proxies received by the Company will be counted for purposes of establishing a quorum, regardless of how or whether such shares are voted on any specific proposal. In accordance with Nevada law, abstentions and "broker non-votes" (i.e. proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares as to a matter with respect to which the brokers or nominees do not have discretionary power to vote) will be treated as present for purposes of determining the presence of a quorum. For purposes of determining approval of a matter presented at the meeting, abstentions will be deemed present and entitled to vote and will, therefore, have the same legal effect as a vote "against" a matter presented at the meeting. Broker non-votes will be deemed not entitled to vote on the subject matter as to which the non-vote is indicated and will, therefore, have no legal effect on the vote on that particular matter.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" PROPOSAL NOS. 1 AND 2

  PROPOSAL 1. UNDERTAKE A REVERSE STOCK SPLIT OF ONE (1) NEW SHARE FOR EACH TEN (10) OLD SHARES.

  PROPOSAL 2. THE ACQUISITION OF FOUR (4) SUBSIDIARY CORPORATIONS OF THE HARTCOURT COMPANIES, INC. (THE "SINOBULL GROUP") VIA A SHARE EXCHANGE.

    Management has undertaken the following analysis with respect to Proposals Nos. 1 and 2:

MANAGEMENT ANALYSIS OF THE MERGER BETWEEN
Global Telephone Communication, Inc. and Sinobull.com Inc.

    The Board of Directors of Global Telephone Communication, Inc. has determined that it is in the best interest of the Company to enter into a Share Exchange Agreement, whereby the Company will acquire 100% of the issued and outstanding shares of Sinobull Financial Group, (Sinobull) a Hong Kong corporation, in exchange for the shares representing approximately 76.32% of the total issued and outstanding capital stock of the Company. Following the transaction, Sinobull will operate as a wholly owned subsidiary of the Company. The Share Exchange Agreement calls for the Company to effect a reverse stock split prior to the closing, pursuant to which every ten (10) shares of the Company outstanding prior to the reverse stock split will be reduced to one (1) share. The reverse split is to facilitate the Company's raising of capital and making acquisitions after the completion of the merger.

    The Board of Directors of the Company has based its decision to complete the merger on its due diligence, analysis and review of SEC filings & financial statements, interviews with the parent company of Sinobull, The Harcourt Group, Inc., interviews with its management team, review and analysis of Information Memorandum prepared by Ernst and Young and the physical onsite inspection of the four different entities within Sinobull.

    At the present time, the current operations of GTCI have generated insignificant revenues and after careful consideration and evaluation of its operations by the auditing firm, Merdinger, Fruchter, Rosen, Corso, P.C., the company is reported to be a going concern and will remain at risk until its operations generate revenues. The possibility of such revenues being generated from its current operations are minimal and the Company cannot guarantee its survival.

    It is for these reasons that the management of GTCI decided to complete a merger with Sinobull. Sinobull is not a new entrant to the financial/Internet industry. It can be considered as an early mover with an already proven track record. Not only is Sinobull a revenue producing company that has been in business for over 16 years (with over $4,000,000 in revenues per year), it will also assist GTCI to generate revenues from its operations in Shenzhen. GTCI will utilize Sinobull's financial telecom's content and will incorporate it into the Shenzhen portal which will create more diverse revenue streams and will provide value added services to its existing 200,000 subscribers. Upon the completion of this merger, GTCI will be a much higher revenue producing company with multiple revenue streams with a much greater potential for further growth. In addition, the merged company with its proven track record of business and management will have a much better chance of attracting additional investment capital to fund its future growth and operations.

    Sinobull currently offers online trading platform services that allow users to trade online for shares listed on stock exchanges in Shenzhen and Shanghai. This trading platform is currently the only such trading platform available in the PRC. Sinobull also has one of the few financial portals, which offers a comprehensive range of Chinese financial content coupled with an online trading platform service in the PRC. Hence Sinobull faces limited competition from major financial portals, which typically only offer English content and limited or possibly no content in Chinese, and no online trading platform service in the PRC. Sinobull has potential strategic alliances with China Securities, the PRC's second largest brokerage company with more than 90 dealing departments in the PRC. It also has growing revenue streams in the short to medium term and a strong management team and technical expertise.

    Below is a brief overview of the operations of Sinobull and its management team:

    DIVISIONS

  1.
  Content Management: Collection and analysis of comprehensive in-house Database of financial news and company reports.

  2.
  Distribution Network: Distribute this content to customers via:

  a.
  Business Terminals: using leased lines, broadband, satellite, Pagers, VBI.

  b.
  Internet-Based: Web sites, wireless portals, SMS.

  c.
  Cable TV Network: HCTV Financial TV.

  3.
  Printed Media: SinoBull Magazine

  4.
  Technology Solutions: Providing technology support to ensure clients get the most efficient solution for their application.

    OPERATING COMPANIES

  1.
  Financial Telecom Ltd: Manages and distributes content via terminals in Hong Kong. A 17 year-old company with respected management from the industry.

  2.
  Fintel Wireless Internet Ltd: Distributes content via pagers in Hong Kong and China.

  3.
  Sinobull Information Co., Ltd: Manages and distributes content via terminals in China. An aggressive 4-year old company with major banks and brokerages as clients. Manages the best currency portal in China, www.fx168.com.

  4.
  Sinobull Network Technology Co., Ltd: Manages the most popular financial portal in China, www.sinobull.com., which was awarded a medal in two consecutive years in Year 2000 & 2001 as one of the "Outstanding Chinese Financial Websites".

  5.
  Ton Bo Software Ltd: Provides technology solutions to financial institutions. Distributes the well-known Equis products of Reuters.

  6.
  HCTV Financial TV Channel Ltd: Provides financial news and analysis via a network of cable TV in China (to be launched in 2002).

  7.
  Sinobull Magazine Ltd: Publishes a monthly magazine in financial news and analysis (to be launched in 2002).

    PRODUCTS AND SERVICES

  1.
  Financial Contents: Real-time stock quotes, charts, commodities, foreign currencies, company reports, market data, analysts' research, economic news, CEO interviews etc.

  2.
  Distribution Systems For This Content: Traditional business terminals, wireless pagers, financial portals, cable TV, newsprint etc...

  3.
  Technology Solution: Software for online trading (Shangdi TRX), analysis tool (MetaStock), financial solution provider (FX Bao) etc.

    PARTNERS, ALLIANCES, CLIENTS

  1.
  Equis/ Reuters

  2.
  Yahoo! China

  3.
  Bank Of Communications

  4.
  Microsoft (China) Ltd.

  5.
  China Telecom

  6.
  China Cable Network

  7.
  People's Daily

  8.
  China Securities Daily

  9.
  China Info

    CHINA MARKET POTENTIAL

  1.
  Population: 1.4 Billion in total, over 100 Million high income executives and business personnel in 9 major urban centers;

  2.
  Growth: fastest in the world with an average of 8 percent sustaining for the last 12 years;

  3.
  GNP: The size of the total economy is projected to equal the existing size of the USA in 2015.

  4.
  Internet: Registered users of the Internet are expected to surpass the US in 2010 with over 250 Million people.

    MANAGEMENT

    Mr. Stephen Tang has been the Managing Director of Financial Telecom for over 17 years. Before Joining Financial Telecom, he had 8 years of experience in banking and finance in HK and South East Asia. He holds a master's degree in Business Management.

    Mr. Jiang Tai has been the managing director of Sinobull Information(formerly Guomao) for 5 years. Before that he had 4 years of experience in the Chinese financial services market. He holds a master's degree in Science and Technology.

    Mr. Kenneth Lee joined HCTV in Year 2000. Before that, he had been the CEO of several well-known nationwide and international firms in financial markets. He has had over 10 years of experience in the field.

    Mr. Alex Pang, Director of marketing and sales in Financial Telecom, graduated in 1975 from HK Baptist University in Business Management. After serving for a MNC for 15 years, he joined the company in 1990 to establish a paging network and call center for distribution of real-time financial data to the market.

    Mr. Cheng Xionghai, general manager of Sinobull Network Technology Limited and the main co-founder of the Sinobull website, came to us from China Securities Co., Ltd. He was degreed in Finance and is a Certified Security Analyst in China.

    It is in the best interest of the shareholders of GTCI to complete this merger with Sinobull. Sinobull is an established company with financial strength, strong alliances, a proven track record, management team of high caliber with extensive experience in the PRC and Hong Kong market. GTCI will adopt Sinobull's mission to become the premier e-commerce network service provider, to investors and financial institutions in Greater China.

PROXY SOLICITATION COSTS

    All costs of solicitation of proxies will be borne by the Company. In addition to solicitation by mail, the Company's officers, employees or agents may solicit proxies by telephone or personally, without additional compensation.

BY ORDER OF THE BOARD OF DIRECTORS

DATED:	BY:
THOMAS J. KENNEDY Secretary

November 13, 2001
Vancouver, B.C.

PROXY

GLOBAL TELEPHONE COMMUNICATION, INC.

PROXY FOR SPECIAL MEETING OF STOCKHOLDERS TO BE HELD DECEMBER 14, 2001. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints TERRY WONG as his/her proxy, with full power of substitution, in the name, place and stead of the undersigned, to vote at the Special Meeting of Stockholders of Global Telephone Communication, Inc. on December 14, 2001 at 8th floor, 1285 West Broadway Vancouver, BC, V6H 3X8 or at any adjournment or adjournments thereof, according to the number of votes that the undersigned would be entitled to vote if personally present, upon the following matters:

  1.
  Proposal to undertake a reverse stock split of the Company's common stock of one (1) new share for each ten (10) old shares.

/ /  FOR                   / /  AGAINST                    / /  ABSTAIN

2.
To acquire a total of four (4) subsidiary corporations of Hartcourt Companies, Inc. referred to as the "Sinobull Group" via a share exchange which will result in Hartcourt and the minority shareholders of the Sinobull Group owning 76.32% of the issued and outstanding shares of the Company.

/ /  FOR                   / /  AGAINST                    / /  ABSTAIN

    Please sign exactly as your name appears on your stock certificate. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

DATE:

NAME:
(Please Print)

SIGNATURE:

NO. OF SHARES:

    Please mark, sign, date and return this proxy card promptly using the enclosed envelope.

1

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NOTICE OF SPECIAL MEETING OF SHAREHOLDERS OF GLOBAL TELEPHONE COMMUNICATION, INC.
PROXY STATEMENT GLOBAL TELEPHONE COMMUNICATION, INC. SPECIAL MEETING OF STOCKHOLDERS TO BE HELD DECEMBER 14, 2001 SOLICITATION
REVOCABILITY
OUTSTANDING STOCK AND VOTING RIGHTS
VOTING PROCEDURES
PROXY SOLICITATION COSTS
PROXY GLOBAL TELEPHONE COMMUNICATION, INC.